Exhibit 10.8

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made on this 19 day of September, 2007 between uVuMobile, Inc., a Georgia corporation ("Debtor"), and Ray Jones ("Secured Party").

1.
SECURITY INTEREST. Debtor grants to Secured Party a security interest in the assets of the Debtor up to the first $66,500 including intellectual property, inventory, equipment, appliances, furnishings, and fixtures now or hereafter placed upon the premises known as its corporate headquarters, located at 2160 Satellite Boulevard, Suite 130, Duluth, GA 30097 (the "Premises") or used in connection therewith and in which Debtor now has or hereafter acquires any right and the proceeds therefrom. As additional collateral, Debtor assigns to Secured Party a security interest in all of its right, title, and interest to any trademarks, trade names, contract rights, and leasehold interests in which Debtor now has or hereafter acquires. (All of the foregoing assets of the Debtor shall hereinafter be collectively referenced to as the “Collateral”.) This security interest shall secure the payment and performance of Debtor's promissory note of even date herewith in the principal amount of Fifty Thousand ($50,000) Dollars (the “Note”) and the payment and performance of all other liabilities and obligations of Debtor to Secured Party of every kind and description, direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising.

2.
COVENANTS. Debtor hereby warrants and covenants: (a) the Collateral will be kept at the Premises and the Collateral will not be removed from the Premises other than in the ordinary course of business; (b) the Debtor's place of business is located at the Premises and Debtor will immediately notify Secured Party in writing of any change in or discontinuance of Debtor's place of business; (c) the parties intend that the Collateral is and will at all times remain personal property despite the fact and irrespective of the manner in which it is attached to realty; (d) the Debtor will not sell, dispose, or otherwise transfer the Collateral or any interest therein without the prior written consent of Secured Party, and the Debtor shall keep the Collateral free from unpaid charges (including rent), taxes, and liens; (e) the Debtor shall execute alone or with Secured Party any financing statement or other document or procure any document, and pay the cost of filing the same in all public offices wherever filing is deemed by Secured Party to be necessary; (f) Debtor shall maintain insurance at all times with respect to all Collateral against risks of fire, theft, and other such risks and in such amounts as Secured Party may reasonably require and the policies shall be payable to both the Secured Party and the Debtor as their interests appear and shall provide for ten (10) days written notice of cancellation to Secured Party; and (g) the Debtor shall make all repairs, replacements, additions, and improvements necessary to maintain any equipment in good working order and condition. At its option, Secured Party may discharge taxes, liens, or other encumbrances at any time levied or placed on the collateral, may pay rent or insurance due on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization.

This security interest will be released at either the earlier of payment of principle and interest on the Note, or upon conversion of the Note into the Qualified Strategic Financing described in the Note.

3.
DEFAULT. The Debtor shall be in default under this Agreement upon the happening of any of the following: (a) any misrepresentation in connection with this Agreement on the part of the Debtor; (b) any noncompliance with or nonperformance of the Debtor's obligations under the Note or this Agreement; or (c) if Debtor is involved in any financial difficulty as evidenced by (i) an assignment for the benefit of creditors, or (ii) an attachment or receivership of assets not dissolved within thirty (30) days, or (iii) the institution of bankruptcy proceedings, whether voluntary or involuntary, which is not dismissed within thirty (30) days from the date on which it is filed. Upon default and at any time thereafter, Secured Party may declare all obligations secured hereby immediately due and payable and shall have the remedies of a secured party under the Uniform Commercial Code. Secured Party may require the Debtor to make the Collateral available to Secured Party at a place which is mutually convenient. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. This Agreement shall inure to the benefit up and bind the heirs, executors, administrators, successors, and assigns of the parties. This Agreement shall have the effect of an instrument under seal.

Secured Party:		Debtor:

By:	/s/ Ray Jones	By:	/s/ William J. Loughman
William J. Loughman

Its:		Its:	Chief Financial Officer

Date:	9/19/07	Date:	9/19/07